SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2012

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction

of incorporation)

0-30106	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (541) 686-8685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2012, Pacific Continental Corporation (the “Company” or “PCBK”) and its subsidiary Pacific Continental Bank (the “Bank”), extended the term under the Employment Agreements dated November 9, 2007 with Hal Brown, Chief Executive Officer and Roger Busse, President and Chief Operating Officer, respectively, by one year to April 30, 2013. The term extensions occurred according to the annual renewal procedures set forth in the agreements, which provide that each year the executives may propose a one-year term extension to the Board of Directors of the Company and the Bank in order to re-set to the original three-year term. The Board then determines whether to accept the extension proposal. The term extensions do not increase potential severance benefits payable under the agreements. Other than Messrs. Brown and Busse, no executive has an employment agreement with the Company or the Bank.

At the Company’s 2012 Annual Meeting of Shareholders (the “Annual Meeting”) held on April 30, 2012, PCBK’s shareholders approved an amendment to the Amended and Restated 2006 Stock Option and Equity Compensation Plan (the “Amended Equity Plan”) to, among other items, increase the number of shares of common stock reserved under the plan for future issuance by 500,000 shares. PCBK’s Compensation Committee and Board of Directors previously approved the Amended Equity Plan, subject to such stockholder approval. PCBK’s executive officers are eligible to participate in the Amended Equity Plan.

A summary of the Amended Equity Plan is set forth in PCBK’s definitive proxy statement for the 2012 Annual Meeting filed with the Securities and Exchange Commission on March 3, 2012. The foregoing description of the Amended Equity Plan is qualified in its entirety by reference to the full text of the Amended Equity Plan, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

As noted above, the Company’s Annual Meeting was held on April 30, 2012. There were 18,212,536 shares entitled to vote at the Annual Meeting; of those shares, 16,272,270 were present in person or by proxy. The following matters were voted upon at the Annual Meeting:

1.	Proposal No. 1, the election of eight members to the Board of Directors to serve until the 2013 Annual Meeting or until their successors have been elected and qualified;

2.	Proposal No. 2, an advisory (non-binding) vote on executive compensation;

3.	Proposal No. 3, an amendment to the Amended and Restated 2006 Stock Option and Equity Compensation Plan; and

4.	Proposal No. 4, ratification of appointment of Moss Adams LLP to serve as the Company’s independent registered public accounting firm for the fiscal year 2012.

The following is a summary of the voting results for the matters voted upon by the shareholders.

Proposal No. 1—Election of Directors

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Robert Ballin	13,282,746	497,180	2,492,344
Michael E. Heijer	13,640,680	139,246	2,492,344
Donald Krahmer, Jr.	13,513,444	266,482	2,492,344
Hal Brown	13,404,881	375,045	2,492,344
Michael Holcomb	13,404,770	375,156	2,492,344
Donald Montgomery	13,417,267	362,659	2,492,344
Michael Holzgang	13,657,039	122,887	2,492,344
John Rickman	13,656,149	123,777	2,492,344

Proposal No. 2—Advisory (non-binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions
12,715,069	318,025	746,832

Proposal No. 3—Amendment to the Amended and Restated 2006 Stock Option and Equity Compensation Plan

Votes For	Votes Against	Abstentions
12,224,327	952,981	602,618

Proposal No. 4—Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
16,176,285	42,590	53,395

Item 8.01.	Other Information.

This Form 8-K is also being filed for the purpose of updating the description of capital stock of PCBK contained in the Current Report on Form 8-K filed by PCBK pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, with the Securities Exchange Commission on June 8, 1999, and any amendment or reports filed for the purpose of updating that description. The following summarizes the material features of PCBK’s capital stock and is subject to the provisions of PCBK’s amended and restated articles of incorporation and amended and restated bylaws and the relevant portions of the Oregon Business Corporation Act (“OBCA”), and applicable rules.

Description of Common Stock and Preferred Stock

General

The Company’s authorized capital stock consists of:

•	50,000,000 shares of common stock, no par value per share; and

•	20,000 shares of preferred stock, no par value per share.

As of April 30, 2012, 18,204,661 shares of common stock were issued and outstanding and 641,955 shares were reserved for issuance under our Amended Equity Plan. No shares of preferred stock have been issued.

Common Stock

General

Holders of common stock have one vote per share on all matters submitted to a vote of our shareholders. There are no cumulative voting rights for the election of directors. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of shares of our common stock have no preemptive, subscription, redemption, sinking fund or conversion rights.

Dividends

Holders of common stock are entitled to receive dividends declared by our board of directors out of funds legally available therefore. Our ability to pay dividends basically depends on the amount of dividends paid to us by our subsidiaries. The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. State laws also limit a bank’s ability to pay dividends. Accordingly, the dividend restrictions imposed on our subsidiaries by statute or regulation effectively may limit the amount of dividends we can pay.

Holders of preferred stock and debt securities, however, have a priority right to distributions and payment over our common stock. The dividend rights of holders of common stock are qualified and subject to the dividend rights of holders of outstanding preferred stock as described below.

Preferred Stock

Under our amended and restated articles of incorporation, our board of directors has the authority to issue 20,000 shares of preferred stock in one or more series and to fix, determine, or amend the relative rights and preferences of the shares of any series so established, within the limitations set forth in the OBCA, relating to the powers, designations, rights, preferences, and restrictions thereof, including, but not limited to:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	redemption terms;

•	liquidation preferences; and

•	the number of shares constituting each such series, without any further vote or action by our shareholders.

Antitakeover Effects of Certain Provisions in our Articles, Bylaws and Oregon law

Some provisions of our amended and restated articles of incorporation, our amended and restated bylaws, and Oregon law may be deemed to have an anti-takeover effect and may collectively operate to delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions include:

Preferred Stock Authorization

The board of directors, without shareholder approval, has the authority under our amended and restated articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

Articles of Incorporation Limitation on Business Combinations

Our amended and restated articles of incorporation include certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest, merger or otherwise. These provisions include: (a) certain non-monetary factors that the board of directors may consider when evaluating a takeover offer, as described below, and (b) a requirement that any “interested shareholder transaction” (as defined in the amended and restated articles of incorporation) be approved by the affirmative vote of no less than 66 2/3% of the total shares attributable to persons other than those shares owned by or voted under the control of an “interested shareholder” (as defined in the amended and restated articles of incorporation), unless certain conditions are met.

The requirement for “Super-Majority” approval of interested shareholder transactions does not apply if a majority of our board of directors has approved the transaction (counting only directors who do not have specified interests in or relationships with the interested shareholder) or if a majority of such directors make specified determinations as to non-discrimination among shareholders and receipt of fair value.

The amended and restated articles of incorporation allow our board of directors to consider non-monetary factors in evaluating certain takeover bids. Specifically, the amended and restated articles of incorporation allow our Board, in determining what is in the best interests of the Company and our shareholders, to consider all relevant factors, including, without limitation, the social and economic effects on our employees, customers, suppliers and other constituents and our subsidiaries and on the communities in which we and our subsidiaries operate or are located.

The matters described above may have the effect of lengthening the time required for a person to acquire control of the Company through a tender offer, proxy contest, or otherwise, and may deter any potentially non-negotiated offers or other efforts to obtain control of the Company. This could deprive our shareholders of opportunities to realize a premium for their Company stock, even in circumstances where such action was favored by a majority of our shareholders.

In addition to the provisions contained in our amended and restated articles of incorporation, Oregon law also requires prior approval by a majority of the board of directors of a target company in certain acquisition transactions. The OBCA generally provides that any person who acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested shareholder”) may not engage in certain “business combinations” with the target corporation for a period of three years following the time the person became an interested shareholder, unless (i) the board or directors has approved, prior to the interested shareholder’s acquisition of stock, either the business combination or the transaction that resulted in the person becoming an interested shareholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owns at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.

Amendment of Articles of Incorporation and Bylaws

The OBCA authorizes a corporation’s board of directors to make various changes of an administrative nature to its articles of incorporation without shareholder approval. Other amendments to a corporation’s articles of incorporation must be recommended to the shareholders by the board of directors, and must be approved by a majority of all votes entitled to be cast by each voting group that has a right to vote on the amendment. The Company’s bylaws may be adopted, altered, amended or repealed by a majority vote of our board of directors, subject to the concurrent power of the shareholders to adopt, alter, amend or repeal the bylaws.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not Applicable

(d) Exhibits

10.1 – Amended and Restated 2006 Stock Option and Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2012

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Michael A. Reynolds
Michael A. Reynolds
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated 2006 Stock Option and Equity Compensation Plan